Exhibit 99.2

Pelican Acquisition Corporation Announces Closing of $75,000,000
Initial Public Offering

NEW YORK, NY., May 27, 2025 (GLOBE NEWSWIRE) – Pelican Acquisition Corporation (NASDAQ: PELIU, the “Company”) announced today that it has closed its initial public offering of 7,500,000 units at $10.00 per unit. Each unit consists of one ordinary share of the Company and one right, with each right entitling the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination.

The units are listed on the Nasdaq Global Market (“NASDAQ”) and began trading under the ticker symbol “PELIU” on May 23, 2025. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on NASDAQ under the symbols “PELI,” and “PELIR,” respectively.

EarlyBirdCapital, Inc. is acting as sole book-running manager while IB Capital LLC is acting as co-manager in the offering and qualified independent underwriter. The underwriters have been granted a 45-day option to purchase up to an additional 1,125,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on May 22, 2025. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained, when available, by contacting EarlyBird Capital, Inc., 366 Madison Avenue 8th floor, New York, NY 10017, Attention: Syndicate Department, or by calling 212-661-0200. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pelican Acquisition Corporation

Pelican Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact

Robert Labbe

Chief Executive Officer

Email: admin@pelicanacq.com

Tel: (212) 612-1400